UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (date of earliest event reported):  October 1, 1998



                   MEDISYS TECHNOLOGIES, INC.
     (Exact Name of Registrant as Specified in its Charter)


UTAH                     0-21441             72-1216734
State or Other           (Commission         (IRS Employer
Jurisdiction)            File Number)        Identification Number)


       144 Napoleon Street, Baton Rouge, Louisiana 70802
 (Address of Principal Executive Offices and Principal Place of
                           Business)


      9624 Brookline Avenue, Baton Rouge, Louisiana, 70809
         (Former Address, If Changed since Last Report)


Registrant's Telephone Number, Including Area Code:  (225) 343-8022

                            FORM 8-K

Item 2.  Acquisition or Disposition of Assets.

     On October 1, 1998 Medisys Technologies, Inc. (the "Company") entered into a Letter of Intent with Phillips Pharmatec Labs, Inc., a Florida corporation ("PPL"), related to the intended acquisition by the Company of one hundred percent (100%) of the issued and outstanding shares of capital stock of PPL. In reliance upon and pursuant to the basic terms of the Letter of Intent, the Company and PPL intend to execute an Acquisition and Share Exchange Agreement (the "Agreement") whereby PPL will assign all title and interest and obligations in that business to Medisys in exchange for Medisys common stock equal to 50% of the outstanding shares of
Medisys Technologies, Inc.   The Agreement will simultaneously
provide for the purchase of all the issued and outstanding capital stock of PPL from Brett Phillips, Marilyn Morris, Carl Anderson and Ronnie Anderson.

     The acquisition is contingent upon raising between $3,000,000 and $5,000,000 in primary funding and upon acquiring interim financing of approximately $200,000. In order to secure the cash required as interim funding, the Company intends to complete a private placement of stock. As of the date hereof, the Company has not entered into any firm agreement or understanding for the raising of capital from any public or private source.

     Phillips Pharmatech Labs, Inc., (PPL) was founded in December, 1994, by Brett Phillips and two other major stockholders. PPL is currently organized as a subchapter S corporation in the State of Florida and is located in Largo, Florida. The prime goal of PPL is the manufacturing, forming, and packaging of over-the-counter health and dietary products for other companies to distribute and sell under private labels. Major product types are vitamins, mineral supplements, herbal therapy, and diet aids. PPL acts as a contract manufacturer with the expanded capability of manufacturing and/or assembling product lines consistent with the types of products developed by Medisys. This acquisition will offer Medisys production packaging, labeling and shipping capabilities for medical devices as well as PPL nutritional products.

     PPL had approximately $3,800,000 in revenues in calendar 1996 with net income of $66,000. Revenues for calendar year 1997 were $3,653,290 with a net income of $17,212.


Item 7.  Financial Statements and Exhibits.

     Financial statements required under this Item 7 will be filed upon completion but no later than sixty (60) days from the date this report is filed as provided in Item 7(a)(4).

     (c)  Exhibits included herewith:

          Exhibit 2.1    Letter of Intent

          Exhibit 2.2    Acquisition and Share Exchange Agreement
                         (Draft)

          Exhibit 99.1   Letter of Auditability




                           SIGNATURES


     In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MEDISYS TECHNOLOGIES, INC.



Date:  October 15, 1998            By:  /S/ Kerry M. Frey
                                            (Signature)
                                   KERRY M. FREY, President and
                                   Chief Operating Officer